Exhibit 99.1

BRINKER INTERNATIONAL ANNOUNCES PRICING OF NOTES OFFERING

DALLAS (Sept. 20, 2016) – Brinker International, Inc. (NYSE: EAT) (the “Company”) today announced that it has priced its previously announced notes offering and has agreed to issue and sell $350 million aggregate principal amount of 5.000% Senior Notes due 2024 (the “Notes”). The Notes will be sold to investors at 100% of the principal amount.

The Notes will be guaranteed on a senior unsecured basis by each of the Company’s subsidiaries that guarantees its amended revolving credit facility. Net proceeds from the offering of the Notes will be used to repurchase up to $300 million of the Company’s common stock and repay up to $50 million of outstanding indebtedness under the Company’s revolving credit facility. The closing of the Notes offering is scheduled to occur on Sept. 23, 2016, subject to customary closing conditions.

The Notes have not and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Brinker

Brinker International, Inc. is one of the world’s leading casual dining restaurant companies. Founded in 1975 and based in Dallas, Texas, as of June 29, 2016, Brinker owned, operated, or franchised 1,660 restaurants under the names Chili’s® Grill & Bar (1,609 restaurants) and Maggiano’s Little Italy® (51 restaurants).

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control. Such risks and uncertainties include, among other things, prevailing market conditions, risks related to whether the Company will consummate the offering of the Notes on the expected terms, or at all, and the fact that Company’s management may have broad discretion in the use of the proceeds from any sale of the Notes. Other risks and uncertainties relating to the Company’s business are general business and economic conditions, financial and credit market conditions, credit availability, reduced disposable income, the impact of competition, the impact of mergers, acquisitions, divestitures and other strategic transactions, franchisee success, the seasonality of the company’s business, increased minimum wages, increased health care costs, adverse weather conditions, future commodity prices, product availability, fuel and utility costs and availability, terrorist acts, consumer perception of food safety, changes in consumer taste, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company’s ability to meet its business strategy plan, acts of God, governmental regulations, inflation, technology failures, and failure to protect the security of data of our guests and teammates, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

For additional information, contact: Aisha Fletcher, Media Relations, (800) 775-7290, media.requests@brinker.com.